For Immediate Release

From:

Ameritrans Capital Corporation

For more information Contact:

Gary C. Granoff

(800) 214-1047

Ameritrans Capital Corporation Reports Second Quarter Fiscal 2007 Results

New York, NY, February 15, 2007 – Ameritrans Capital Corporation (NASDAQ: AMTC, AMTCP, AMTCW) reported financial results for the quarter ended December 31, 2006.  Ameritrans reported a net loss of ($87,014) available to common shareholders for the second quarter of fiscal year 2007 or ($0.03) per basic and diluted common share versus a net loss of ($131,762) or ($0.06) per basic and diluted common share for the same period of fiscal year 2006.  Operating income was $54,694 for the second quarter of fiscal 2007, versus ($44,520) for the same period fiscal year 2006 before taking into account provisions of other income and loss.  On an operating basis, before payment of the Company’s preferred stock dividends, before provisions for income tax after taking into account provisions of other income and loss, the Company reported an operating loss of ($2,639) for the quarter ended December 31, 2006 compared to an operating loss of ($47,387) during the quarter ended December 31, 2005.

The Company’s interest income for the three months ended December 31, 2006 increased $135,270 or 11% to $1,376,992 as compared to the three months ended December 31, 2005.  The increase in investment income between the periods can be attributed to higher average interest rates charged on the total loan portfolio for the quarter which offset by a decrease in total loans outstanding. Fees and other income decreased by $9,517 or 14% to $59,132 as compared to the three months ended December 31, 2005. The decrease is primarily attributed to a decrease in loan origination fees of approximately $3,200 and a decrease in other income of approximately $6,400. There was also a decrease in the leasing income of $6,423 to $39,846 as compared to the three months ended December 31, 2005 due to the sale of medallions.

In January 2007, the Company closed on the sale of three (3) medallions which contracts were signed in August 2006.  In addition, in January and February 2007, the Company entered agreements for the sale of nineteen (19) medallions with sales prices ranging between $77,000 and $78,000 per medallion, with aggregate sale proceeds of $1,465,000.  Since the nineteen (19) medallions have a carrying value of approximately $1,093,000, or $57,500 per medallion, the Company is anticipating approximately $372,000 of gains to be reported upon the completion of the sales of such medallions.

Commenting on the results, Gary C. Granoff, Ameritrans' Chairman and CEO, said, "During the quarter ended December 31, 2006, the Company was positively impacted by increases in interest income, despite a slight decrease in loans outstanding”.  Mr. Granoff further stated, "We are continuing to take measures to expand our loan portfolio on a selective basis which should continue to have a beneficial effect by increasing our investment income.  Our new loans in the diversified business loan area and in the Ameritrans loan portfolio are being originated primarily on an adjustable rate basis so that periodically we will be adjusting the interest rate payable by the borrower to reflect current market rates.  As our bank borrowings are at floating rates, we believe this focus on adjustable rate loans favorably impacts our risk profile.  Our interest rate swaps have assisted the Company to control our interest costs on the floating portion of our bank debt against upward increases in interest rates."

Michael Feinsod, President of Ameritrans, added, "Our Chicago taxi medallion loan portfolio has continued to improve, and prices for medallions in Chicago have continued to increase.  As mentioned, we recently entered into contracts for the sale of 19 company owned medallions.  We have very few foreclosures of medallions pending in Chicago at this time and continue to originate new medallion loans with strict underwriting standards. During the quarter we further expanded the ”non-SBIC” side of our business, with our new loans, in this area, deployed at initial rates of approximately 12.5% on a weighted basis.  These loans are primarily secured by real estate and are being originated with an enhanced focus on underwriting. During the quarter, we also invested approximately $900,000 in additional life settlement contracts.  We anticipate additional investment opportunities in the future in this area.  We continue to explore investments in new asset classes where we can earn superior returns for our shareholders."

Additionally, on February 9, 2007, the Board of Directors of the Company, upon the recommendation of the Compensation Committee entered into an employment agreement with Mr. Feinsod on substantially similar terms as previously disclosed.  The Feinsod agreement is discussed in further detail to the quarterly report on Form 10Q filed with the SEC on February 14, 2007 and is also attached as an exhibit thereto.

Lastly, on February 5, 2007, the members of the Audit Committee approved a revised version of their formal written charter.  This revised Charter was subsequently approved by the Board on February 9, 2007.  The Audit Committee Charter and any changes or updates thereto will also be posted on the Company's internet website at http://www.ameritranscapital.com.

Ameritrans Capital Corporation is an internally managed, closed-end investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended.  Ameritrans originates, structures and manages a portfolio of medallion loans, secured business loans and selected equity securities.  Ameritrans' wholly owned subsidiary Elk Associates Funding Corporation was licensed by the United States Small Business Administration as a Small Business Investment Company (SBIC) in 1980.  The Company maintains its offices at 747 Third Avenue, 4th Floor, New York, NY 10017.

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This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those presently anticipated or projected.  Ameritrans Capital Corporation cautions investors not to place undue reliance on forward-looking statements, which speak only as to management's expectations on this date.

 AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2006 (UNAUDITED) AND JUNE 30, 2006

ASSETS

	December 31, 2006 (unaudited)	June 30, 2006

Loans receivable	$48,534,937	$49,855,530
Less: unrealized depreciation on loans receivable	(236,550)	(290,300)
Loans receivable, net	48,298,387	49,565,230

Cash and cash equivalents	858,529	846,623
Accrued interest receivable, net of unrealized depreciation of $31,500 and $31,500, respectively	767,164	662,846
Assets acquired in satisfaction of loans	72,300	288,251
Receivables from debtors on sales of assets acquired in satisfaction of loans	532,902	482,525
Equity securities	1,847,507	1,782,924
Investment in life settlement contracts	2,031,464	-
Medallions under lease	1,533,216	1,706,901
Furniture, equipment and leasehold improvements, net	204,428	244,340
Prepaid expenses and other assets	343,416	439,171

TOTAL ASSETS	$56,489,313	$56,018,811

 AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2006 (UNAUDITED) AND JUNE 30, 2006

LIABILITIES AND STOCKHOLDERS’ EQUITY

	December 31, 2006 (unaudited)	June 30, 2006
LIABILITIES
Debentures payable to SBA	$12,000,000	$12,000,000
Notes payable, banks	22,007,500	20,927,500
Accrued expenses and other liabilities	542,846	880,203
Accrued interest payable	267,566	367,465
Dividends payable	84,375	84,375

TOTAL LIABILITIES	34,902,287	34,259,543

COMMITMENTS AND CONTINGENCIES (Notes 3,4, 5, 6, 7 and 10)

STOCKHOLDERS' EQUITY
Preferred stock 500,000 shares authorized, none issued or outstanding	-	-
9 3/8% cumulative participating callable preferred stock $ 0.01 par value, $12.00 face value, 500,000 shares authorized; 300,000 shares issued and outstanding	3,600,000	3,600,000
Common stock, $ 0.0001 par value; 10,000,000 shares authorized; 3,401,208 shares issued and 3,391,208 shares outstanding	340	340
Deferred compensation (Note 8)	(83,320)	-
Stock options outstanding (Note 8)	107,320	-
Additional paid-in-capital	21,119,817	21,119,817
Accumulated deficit	(2,821,676)	(2,683,314)
Accumulated other comprehensive loss	(265,455)	(207,575)

	21,657,026	21,829,268
Less: Treasury stock, at cost, 10,000 shares of common stock	(70,000)	(70,000)

TOTAL STOCKHOLDERS' EQUITY	21,587,026	21,759,268

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$56,489,313	$56,018,811

AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2006 AND 2005 (UNAUDITED)

	Three Months Ended December 31, 2006	Three Months Ended December 31, 2005

INVESTMENT INCOME
Interest on loans receivable	$ 1,376,992	$1,241,722
Fees and other income	59,132	68,649
Leasing income	39,846	46,269

TOTAL INVESTMENT INCOME	1,475,970	1,356,640

OPERATING EXPENSES
Interest	545,499	586,181
Salaries and employee benefits	335,220	282,531
Occupancy costs	55,103	46,304
Professional fees	184,646	146,684
Other administrative expenses	230,150	227,320
Loss and impairments on assets acquired in satisfaction of loans, net	1,921	1,031
Foreclosure expenses, net	2,009	12,333
Write off and depreciation on interest and loans receivable	66,728	98,776

TOTAL OPERATING EXPENSES	1,421,276	1,401,160

OPERATING INCOME (LOSS)	54,694	(44,520)

OTHER INCOME
Gain on sale of medallions	9,315	-
Loss on sale of automobiles	-	(2,867)
Equity in income of investee	(66,648)	-

TOTAL OTHER EXPENSE. Net	(57,333)	(2,867)
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(2,639)	(47,387)

PROVISION FOR INCOME TAXES	-	-
NET INCOME	$ (2,639)	$ (47,387)

DIVIDENDS ON PREFERRED STOCK	$ (84,375)	$ (84,375)

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$ (87,014)	$ (131,762)
WEIGHTED AVERAGE SHARES OUTSTANDING
- Basic	3,391,208	2,132,075
- Diluted	3,391,208	2,132,075
NET LOSS PER COMMON SHARE
- Basic	$ (0.03)	$ (0.06)
- Diluted	$ (0.03)	$ (0.06)